THURSDAY, OCTOBER 23, 1997

BANKERS TRUST EARNS $2.16 PER SHARE IN THE THIRD QUARTER OF 1997,
UP 20% FROM THE $1.80 PER SHARE FOR THE THIRD QUARTER OF 1996, BOTH ON A FULLY DILUTED BASIS


New York, October 23, 1997 -- Bankers Trust New York Corporation
(BT) today reported that fully diluted earnings per share for the third quarter were $2.16, up 20% from the $1.80 earned in the third quarter of 1996. Net income for the third quarter of 1997 was $246 million, compared with $202 million in the third quarter of 1996. Return on common equity in the quarter reached 17.4%, compared with 15.3% in the third quarter of 1996. The merger of Alex. Brown and Bankers Trust New York Corporation was completed on September 1, 1997. The merger was accounted for as a pooling of interests and all periods presented have been restated as if Alex. Brown and the Corporation had always been combined.

"Our merger with Alex. Brown is off to an outstanding start," said Frank Newman, chairman of the board of directors and chief executive officer of Bankers Trust. "With the formation of BT Alex. Brown, we became the pre-eminent provider of financing to fast-growing companies and restructuring industries around the world. Bankers Trust alone is now ranked in the top five providers in all four financing categories critical to this non-investment grade market -- high yield bonds, equities, leveraged lending, and mergers-and-acquisition advisory."

Mr. Newman added: "Our strong investment banking revenues in the third quarter began to reflect our new ability to meet the full range of clients' needs. These early successes underscore our tremendous potential to deliver value to clients and shareholders."

The current quarter included an after-tax gain of $51 million on the sale of 280 Park Avenue, a midtown Manhattan office building. The building is the former headquarters of the Corporation, which is now located at One Bankers Trust Plaza, in lower Manhattan. The current quarter also included an after-tax gain of $20 million resulting from the completion of the final stage in the sale of 50% of the Corporation's stake in a Chilean insurance company. Included in noninterest expenses were restructuring charges of $57 million ($40 million after-tax) associated with the merger, such as severance, lease terminations and direct costs of completing the merger, and other integration costs of $42 million ($29 million after-tax).

For the current quarter, total revenues of $1.770 billion were up $511 million from third quarter 1996 revenues of $1.259 billion. Revenues increased in most of the Firm's business units. Total noninterest expenses of $1.419 billion for the third quarter of 1997 increased $455 million from the third quarter of 1996.

At September 30, 1997, total cash basis loans amounted to $298 million, down from $305 million at June 30, 1997 and $488 million at September 30, 1996. During the quarter, the Corporation incurred net charge-offs of $11 million and recorded a $10 million provision for credit losses. As a result, the total allowance for credit losses at September 30, 1997 was $972 million, down from $973 million at June 30, 1997.
















                                2

ORGANIZATIONAL HIGHLIGHTS*
                                    Total Non-   Pretax     Net
Third Quarter 1997             Total  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking            $  625      $335     $290    $204
Risk Management Services         117       101       16      11
Trading & Sales                  128        86       42      30
Private Client Services Group    174       145       29      20
Global Institutional Services    241       211       30      21
Australia/New Zealand            136       113       23      17
Asia                               8        34     (26)    (19)
Latin America                    203       144       59      42
Corporate/Other                  138       250    (112)    (80)
Total                         $1,770    $1,419     $351    $246

                                    Total Non-   Pretax     Net
Second Quarter 1997            Total  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking            $  492    $  294     $198    $136
Risk Management Services         107        98        9       6
Trading & Sales                  169        86       83      57
Private Client Services Group    155       128       27      19
Global Institutional Services    225       201       24      16
Australia/New Zealand            143       107       36      25
Asia                              11        31     (20)    (14)
Latin America                    172       116       56      39
Corporate/Other                   60       164    (104)    (71)
Total                         $1,534    $1,225     $309    $213

                                    Total Non-   Pretax     Net
Third Quarter 1996             Total  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking            $  344      $195     $149    $102
Risk Management Services          75        66        9       6
Trading & Sales                  105        64       41      28
Private Client Services Group    142       123       19      13
Global Institutional Services    211       183       28      19
Australia/New Zealand            144        86       58      40
Asia                              30        24        6       4
Latin America                    123        95       28      19
Corporate/Other                   85       128     (43)    (29)
Total                         $1,259      $964     $295    $202

* Organizational Unit business results are determined based on the Corporation's internal management accounting process, which allocates revenue and expenses among the organizational
units.  Because the Corporation's business is diverse in nature and its operations are integrated, it is impractical to segregate respective contributions of the organizational units with precision. As a result, estimates and judgments have been made to apportion revenue and expense items.  In addition, certain
revenue and expenses have been segregated and reported in
Corporate/Other because, in the opinion of management, they could not be reasonably allocated or because their contributions to a particular organizational unit would be distortive.  In order to provide comparability from one period to the next,
the Corporation will generally restate this analysis to conform with material changes in the allocation process and/or significant changes in organizational structure.
                                3

Changes in Organizational Structure

Results of Alex. Brown are included primarily in Investment Banking and Private Client Services Group. The Private Client Services Group also includes the results of the Corporation's historical private banking and active domestic equity management businesses. The quantitative and indexed investment management business, previously included in Investment Management, is now included in Global Institutional Services. All active international and global investment activities are included in Australia/New Zealand. The results by organizational units have been restated to conform to the new presentation.

Organizational Unit Results

The Investment Banking business contributed net income of $204 million in the third quarter of 1997, up $102 million from a year ago and up $68 million from the previous quarter. The increase from the prior year period and previous quarter reflected higher revenues from corporate finance activities in addition to higher revenues from private equity investments. In addition, real estate investment banking activities contributed strong corporate finance revenues as compared to the prior year period.

Risk Management Services recorded net income of $11 million in the third quarter of 1997, up $5 million from both the third quarter of 1996 and from the previous quarter. Compared to the prior year period and previous quarter, revenues from new derivatives transactions and Eastern Europe activities improved.

Trading & Sales contributed $30 million of net income in the third quarter of 1997, up $2 million from the 1996 third quarter and down $27 million from the previous quarter. The current quarter reflected lower revenue from arbitrage activities as compared to the previous quarter.

The Corporation's Private Client Services Group business reported net income of $20 million for the current quarter, up $7 million from the 1996 comparable period and up $1 million from the prior quarter. All major business lines in Private Client Services Group improved as compared to the prior year period.

Global Institutional Services contributed $21 million of net income in the third quarter of 1997, up $2 million from the 1996 third quarter and up $5 million from the previous quarter. Revenues of $241 million were up $30 million from the third quarter of 1996 and $16 million from the previous quarter primarily due to the acquisition of NationsBank's institutional trust business. The current quarter also reflected improved results from investment management and securities lending activities as compared to the third quarter of 1996.

Net income of the Australia/NZ business was $17 million in the third quarter of 1997, down $23 million from the third quarter of 1996 and down $8 million from the previous quarter. The decline in net income from the prior quarter

                                4

and prior year period was mainly attributable to lower trading revenue partly offset by improved revenues from fiduciary and funds management. In addition, personnel-related costs increased as a result of higher staff levels. At September 30, 1997, assets under management in Australia/NZ's investment management business were approximately $45 billion, compared to $41 billion and $34 billion at June 30, 1997 and September 30, 1996 respectively.

Asia net loss was $19 million in the third quarter of 1997, compared to net income of $4 million in the third quarter of 1996 and a net loss of $14 million in the second quarter of 1997. As a result of continuing economic instability and heightened credit concerns in Southeast Asia, the Corporation has recognized a decline in value for certain investments in the region and has taken other credit-related charges.

Latin America net income was $42 million in the third quarter of 1997, up $23 million from the third quarter of 1996 and up $3 million from the second quarter of 1997. The current quarter included the remaining gain resulting from the completion of the final stage in the sale of 50% of the Corporation's stake in a Chilean insurance company as previously mentioned. The prior quarter included a gain on the first stage of the sale.

Corporate/Other net loss was $80 million in the third quarter of 1997, compared with a net loss of $29 million in the third quarter of 1996 and a net loss of $71 million in the second quarter of 1997. During the current quarter, the Corporation recognized $57 million in pre-tax restructuring charges and $42 million in other integration costs, offset partly by the pre-tax gain of $73 million on the sale of 280 Park Avenue. The prior year period included an after-tax gain of $18 million on the sale of its subsidiary, Golden American Life Insurance Company. The first nine months of 1997 included the effects of increased incentive compensation and employee benefits and consulting expenses associated with several strategic and infrastructure improvement projects.



QUARTERLY FINANCIAL COMPARISONS

Third Quarter 1997 Versus Third Quarter 1996

Net income of $246 million for the third quarter of 1997 was up
22% from the $202 million earned in the third quarter of 1996.

Third quarter 1997 combined trading revenue and trading-related net interest revenue of $492 million increased $163 million.
Page 10 shows combined trading results by organizational unit.

Fiduciary and funds management revenue was $277 million in the third quarter of 1997, up $61 million from the prior year period.
Funds management, client processing services and global private banking commissions contributed to this increase.


                                5

Corporate finance fees of $305 million increased 58% from the $193 million earned in the third quarter of 1996, primarily due to higher fees for arranging and underwriting bond and equity financings, higher loan syndication fees and increased merger and acquisition fees.

Other noninterest revenue totaled $171 million in the current quarter, compared to $56 million in the third quarter of 1996. The current quarter included the gain on the sale of 280 Park Avenue and the remaining gain on the sale of 50% of the Corporation's stake in a Chilean insurance company, as previously discussed. The prior year quarter included a gain on the sale of Golden American Life Insurance Company, an indirect wholly-owned subsidiary acquired in satisfaction of debt in 1992.

Total noninterest expenses of $1.419 billion increased by $455 million, or 47%, from the third quarter of 1996. Included in noninterest expenses are restructuring charges and other integration costs as previously discussed. Salaries and commissions expense increased $38 million, or 13%, principally due to a 5% increase in the average number of employees, annual pay increases and higher broker commission revenue. Incentive compensation and employee benefits, the largest component of noninterest expenses, increased $270 million due to higher profitability and the increase in the average number of employees.


Third Quarter 1997 versus Second Quarter 1997

Net income of $246 million for the third quarter of 1997 was up
15% from the $213 million earned in the second quarter of 1997.

Third quarter 1997 combined trading revenue and trading-related net interest revenue of $492 million increased $29 million from the second quarter of 1997.

Corporate finance fees of $305 million increased $36 million from the prior quarter, primarily due to increases in revenues from underwriting-related activities.

Other noninterest revenue totaled $171 million in the current quarter, compared to $60 million in the prior quarter. As previously mentioned, the current quarter included the gain on the sale of 280 Park Avenue, and the remaining gain on the sale of 50% of the Corporation's stake in a Chilean insurance company.

Total noninterest expenses of $1.419 billion increased by $194 million, or 16%, from the second quarter of 1997. Salaries and commissions expense increased $29 million, or 10%, principally due to an increase in the average number of employees, annual pay increases and higher broker commission revenue. Incentive compensation and employee benefits, the largest component of noninterest expenses, increased $101 million due to higher profitability and the increase in the average number of employees. Also included in noninterest expenses are restructuring charges and other integration costs as previously mentioned.

                                6

CAPITAL

In March 1997, the Corporation became the first banking institution to adopt the new Market Risk Amendment to the risk-based capital guidelines issued by the Federal Reserve and the Bank for International Settlements (BIS). The amendment changes the calculation of the risk-weighted assets for trading accounts by incorporating the use of internal models to measure market risks. In addition, the amendment requires that the capital and risk-adjusted assets of the Corporation's Section 20 subsidiary, BT Alex. Brown Incorporated, no longer be excluded when calculating the risk-based capital ratios at the holding company level. All banking institutions with significant trading activity must adopt this Amendment by January 1, 1998. During 1997, early adoption is permissible with prior approval from the institution's primary federal regulator.

As calculated under these new rules, the Corporation estimates that its ratios of Tier 1 Capital and Total Capital to risk-weighted assets were approximately 8.3% and 13.4%, respectively, as of September 30, 1997.













The remainder of this release contains the following tables:

                                                            Page
     1. BTNY Consolidated Quarterly Statement of Income       8
     2. BTNY Consolidated Year-To-Date Statement of Income    9
     3. Combined Trading Revenue and Trading-Related Net
         Interest Revenue                                    10
     4. Net Interest Revenue                                 10
     5. BTNY Consolidated Balance Sheet                      11
     6. Stock and Capital Data                               12
     7. Nonperforming Assets and Allowance for Credit Losses 13


For additional information, contact William McBride, 212-250-7961. Bankers Trust news releases, including quarterly results, are available on the Internet (http://www.bankerstrust.com/earnings).






                                7
       BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
           CONSOLIDATED QUARTERLY STATEMENT OF INCOME
              (in millions, except per share data)
                           (unaudited)

                                         Third   Second   Third
                                       Quarter  Quarter Quarter
                                          1996     1997    1997
NET INTEREST REVENUE
  Interest revenue                      $1,704   $1,731  $1,789
  Interest expense                       1,434    1,391   1,474
Net interest revenue                       270      340     315
Provision for credit losses                  -        -      10
Net interest revenue after provision
 for credit losses                         270      340     305
NONINTEREST REVENUE
  Trading*                                 252      315     387
  Fiduciary & funds management             216      261     277
  Corporate finance fees                   193      269     305
  Other fees & commissions                 130      148     158
  Net revenue from equity investment
   transactions                             79        9      73
  Securities available for sale gains       11       68      18
  Insurance premiums                        52       64      76
  Other                                     56       60     171
Total noninterest revenue                  989    1,194   1,465
Total revenue                            1,259    1,534   1,770
NONINTEREST EXPENSES
  Salaries and commissions                 295      304     333
  Incentive compensation &
   employee benefits                       273      442     543
  Agency & other professional service fees  73      102     105
  Communication & data services             63       57      58
  Occupancy, net                            43       44      45
  Furniture & equipment                     46       55      55
  Travel & entertainment                    27       36      36
  Provision for policyholder benefits       66       73      90
  Other                                     78      112      97
  Restructuring charges                      -        -      57
Total noninterest expenses                 964    1,225   1,419
Income before income taxes                 295      309     351
Income taxes                                93       96     105

NET INCOME                              $  202   $  213  $  246

NET INCOME APPLICABLE TO COMMON STOCK** $  194   $  201  $  235

Cash dividends declared per common share $1.00    $1.00   $1.00

EARNINGS PER COMMON SHARE:
  PRIMARY                                $1.85    $1.94   $2.25

  FULLY DILUTED                          $1.80    $1.88   $2.16

 * The Corporation accounts for revenues from a wide range of business activities as "trading". See table on page 10.
** Amounts shown are used to calculate primary earnings per common share.
   Certain prior period amounts have been reclassified to conform to the current presentation.

                                8

       BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
          CONSOLIDATED YEAR-TO-DATE STATEMENT OF INCOME
              (in millions, except per share data)
                           (unaudited)

NINE MONTHS ENDED SEPTEMBER 30,                    1996    1997
NET INTEREST REVENUE
  Interest revenue                               $4,822  $5,200
  Interest expense                                4,052   4,214
Net interest revenue                                770     986
Provision for credit losses                           5      10
Net interest revenue after provision
 for credit losses                                  765     976
NONINTEREST REVENUE
  Trading*                                          746   1,013
  Fiduciary & funds management                      633     769
  Corporate finance fees                            651     789
  Other fees & commissions                          407     445
  Net revenue from equity investment
   transactions                                     182     129
  Securities available for sale gains                51     100
  Insurance premiums                                177     203
  Other                                             202     277
Total noninterest revenue                         3,049   3,725
Total revenue                                     3,814   4,701
NONINTEREST EXPENSES
  Salaries and commissions                          841     941
  Incentive compensation & employee benefits        898   1,362
  Agency & other professional service fees          236     296
  Communication & data services                     177     173
  Occupancy, net                                    128     132
  Furniture & equipment                             135     163
  Travel & entertainment                             77     101
  Provision for policyholder benefits               216     231
  Other                                             247     292
  Restructuring charges                               -      57
Total noninterest expenses                        2,955   3,748
Income before income taxes                          859     953
Income taxes                                        277     294

NET INCOME                                       $  582  $  659


NET INCOME APPLICABLE TO COMMON STOCK**          $  545  $  622

Cash dividends declared per common share          $3.00   $3.00

EARNINGS PER COMMON SHARE:
  PRIMARY                                         $5.30   $6.00

  FULLY DILUTED                                   $5.13   $5.80

 * The Corporation accounts for revenues from a wide range of business activities as "trading". See quarterly information on page 10.
** Amounts shown are used to calculate primary earnings per common share.
   Certain prior period amounts have been reclassified to conform to the current presentation.

                                9

COMBINED TRADING REVENUE AND TRADING-RELATED NET INTEREST REVENUE

The Corporation views trading revenue and trading-related net interest revenue (NIR) together, as presented in the table below.

                                         Third   Second   Third
                                       Quarter  Quarter Quarter
(in millions)                             1996     1997    1997
Trading Revenue                           $252     $315    $387
Trading-Related Net Interest
  Revenue (Estimate)                        77      148     105
Total Trading Revenue &
  Trading-Related NIR                     $329     $463    $492

By Organizational Unit (in millions)
Investment Banking                        $ 71     $100    $137
Risk Management Services                    78      118     112
Trading & Sales                             94       97     103
Private Client Services Group                -        4       6
Global Institutional Services                1        1       1
Australia/New Zealand                       58       54      30
Asia                                        13       44      54
Latin America                               22       48      25
Corporate/Other                             (8)      (3)     24
Total Trading Revenue &
  Trading-Related NIR                     $329     $463    $492

Note: The Corporation accounts for revenues from a wide range of business activities as "trading". Investment Banking produces trading revenues in secondary market activities with clients, primarily in sectors where the Firm also serves as underwriter.
A small portion of trading revenues arise from private equity investments that are accounted for on a mark-to-market basis. Risk Management Services generates trading revenues primarily from new derivative transactions with clients and in managing the risks the Corporation assumes on such transactions. Trading & Sales produces trading revenues through proprietary position-taking, including arbitrage, as well as market making and other client activities. Australia/New Zealand, Asia and Latin America produce trading revenues from all the above business activities. Corporate/Other includes various transactions which, for management accounting purposes, are not recorded in Organizational Units.

                      NET INTEREST REVENUE
                                         Third   Second   Third
                                       Quarter  Quarter Quarter
($ in millions)                           1996     1997    1997
Nontrading-related net interest
  revenue(Estimate)                       $193     $192    $210
Trading-related net interest
  revenue (Estimate)                        77      148     105
Net interest revenue                      $270     $340    $315

Average rates (fully taxable basis)
  Yield on interest-earning assets         6.77%    6.82%   6.74%
  Cost of interest-bearing liabilities     6.20%    5.65%   5.72%
  Interest rate spread                      .57%    1.17%   1.02%
  Net interest margin                      1.09%    1.36%   1.21%

Average balances (billions)
  Loans                                   $13.9    $18.3    $19.0
  Total interest-earning assets          $100.4   $102.2   $105.6
  Total assets                           $125.9   $132.4   $140.0
  Total interest-bearing liabilities      $92.0    $98.7   $102.2
                               10

       BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEET
                          (in millions)

                     September 30 December 31 June 30 September 30
                            1996*        1996   1997*     1997*
ASSETS
Cash and due from banks  $    866    $  1,568 $ 1,756  $  1,625
Interest-bearing deposits
  in banks                  4,101       2,210   2,334     2,522
Federal funds sold            856       1,684   1,305     2,241
Sec. purch. under
 resale agreements         22,110      18,002  25,758    24,902
Securities borrowed        15,386      17,005  13,285    16,138
Trading assets:
 Government securities     16,155      16,849  12,338    11,650
 Corporate debt securities  8,718       8,033   9,644     9,362
 Equity securities          5,622       6,089   8,066     8,010
 Swaps, options &
   other derivatives       10,363      11,410  10,824    13,720
 Other trading assets       7,106       6,748   8,329     9,833
  Total trading assets     47,964      49,129  49,201    52,575
Securities available
  for sale                  7,461       7,920   7,478     7,577
Loans                      15,318           -       -         -
Allowance for credit losses  (967)          -       -         -
Loans, net of allowance
 for credit losses of
 $773, $767 and $759 at
 December 31, 1996,
 June 30, 1997
 and September 30, 1997,
 respectively                 -        15,107  19,000    20,544
Customer receivables        1,552       1,529   1,630     1,711
Accounts receivable &
 accrued interest           3,472       3,077   3,448     3,977
Other assets                5,362       5,547   6,368     6,275
Total                    $123,481   $122,778 $131,563  $140,087

LIABILITIES
Noninterest-bearing deposits
  Domestic offices       $  2,552    $  2,600 $ 3,046  $  2,134
  Foreign offices             647       1,013   1,439     1,294
Interest-bearing deposits
  Domestic offices          7,401       9,928  15,618    20,490
  Foreign offices          18,072      16,774  18,327    22,161
Total deposits             28,672      30,315  38,430    46,079
Trading liabilities:
  Securities sold,
    not yet purchased
   Government securities   11,061       7,668   4,958     6,724
   Equity securities        3,752       4,174   5,002     5,445
   Other trading liabilities  394         334     401       407
  Swaps, options &
    other derivatives       10,266     11,585  11,064    13,517
  Total trading liabilities 25,473     23,761  21,425    26,093
Securities loaned and
 securities sold under
  repurchase agreements     24,576     23,454  22,973    20,158
Other short-term borrowings 19,024     19,409  19,527    19,329
Accounts payable and
 accrued expenses            6,199      4,837   6,170     6,255
Other liabilities,
 including allowance
 for credit losses of $200
 at December 31, 1996,
 $206 at June 30,
 1997 and $213 at
 September 30, 1997          2,650      2,836   4,195     3,998
Long-term debt not included
 in risk-based capital       8,270      8,732   8,468     7,655
Long-term debt included in
 risk-based capital          2,437      2,576   2,939     2,918
Mandatorily redeemable
 capital securities of
 subsidiary trusts
 holding solely junior
 subordinated
 deferrable interest
 debentures included in
 risk-based capital             -         730   1,470     1,471
Total liabilities         117,301     116,650 125,597   133,956
PREFERRED STOCK OF
  SUBSIDIARY                  250         250       -         -
STOCKHOLDERS' EQUITY
Preferred stock               816         810     703       703
Common stock                  104         104     105       105
Capital surplus             1,412       1,437   1,491     1,541
Retained earnings           3,943       3,988   4,168     4,176
Common stock in treasury,
 at cost                     (173)       (372)   (513)     (545)
Other stockholders' equity   (172)        (89)     12       151
Total stockholders' equity  5,930       5,878   5,966     6,131
Total                    $123,481    $122,778 $131,563 $140,087

* Unaudited
Certain prior period amounts have been reclassified to conform to the current presentation.
                               11

                     STOCK AND CAPITAL DATA

                                         Third   Second   Third
                                       Quarter  Quarter Quarter
                                          1996     1997    1997

FOR THE QUARTER
Return on Average Common
 Stockholders' Equity                      15.3%   15.6%    17.4%
Return on Average Total Assets              .64%    .65%     .70%


PER COMMON SHARE
Earnings:
  Primary                                 $1.85    $1.94    $2.25
  Fully Diluted                           $1.80    $1.88    $2.16
Cash Dividends Declared                   $1.00    $1.00    $1.00
Market Price, End of Period             $78.625  $87.125 $122.375
Book Value, End of Period                $48.84   $50.81   $51.65


COMMON SHARES (shares in thousands except par value)
Common stock $1 par value:
   Authorized, at period end           300,000  300,000 300,000
   Issued, at period end               103,509  104,790 105,362
Common stock in treasury,
  at period end                          2,193    6,012   5,757
Average Common and Common Equivalent
 Shares Outstanding
   Primary                             104,787  102,957 104,358
   Fully Diluted                       108,380  106,890 108,914


CAPITAL RATIOS, END OF PERIOD
Common Stockholders' Equity
 to Total Assets                            4.1%    4.0%     3.9%
Total Stockholders' Equity
  to Total Assets                           4.8%    4.5%     4.4%
Bankers Trust New York Corporation:
   Risk-Based Capital Ratios (1)
      Tier 1 Capital                        8.6%     9.2%    8.3%
      Total Capital                        12.8%    14.8%   13.4%
   Leverage Ratio (1)                       5.7%     5.0%    4.9%
Bankers Trust Company:
   Risk-Based Capital Ratios (1)
      Tier 1 Capital                        9.1%     9.0%    8.7%
      Total Capital                        12.2%    12.4%   12.1%
   Leverage Ratio (1)                       5.5%     5.3%    5.3%


(1) Regulatory capital ratios at September 30, 1997 are
preliminary.  Regulatory capital ratios at September 30, 1997 and June 30, 1997 reflect the adoption of the
Market Risk Amendment to the risk-based capital guidelines.
This Amendment changes the calculation of risk-weighted assets for trading accounts. In addition, it requires that the capital and risk-adjusted assets of the Corporation's Section 20 subsidiary, BT Alex. Brown
Incorporated, be included when calculating the risk-based capital ratios for Bankers Trust New York Corporation.
As a result of this adoption, the Corporation's leverage
ratios also reflect the capital and average assets of BT Alex. Brown Incorporated. Previously, such assets and capital were excluded.
Regulatory capital ratios at September 30, 1996
have not been restated for the adoption of this Amendment.
                               12


      NONPERFORMING ASSETS AND ALLOWANCE FOR CREDIT LOSSES

                                 September 30 June 30 September 30
                                         1996   1997       1997
Nonperforming assets (in millions)

Cash basis loans
  Secured by real estate                 $291   $156       $140
  Real estate related                      26     25         25
  Highly leveraged                         99     76         56
  Other                                    72     48         77
Total cash basis loans                   $488   $305       $298

Renegotiated loans
 Secured by real estate                   $89    $37        $37
Total renegotiated loans                  $89    $37        $37

Other real estate                        $220   $196       $190

Other nonperforming assets                $13     $8         $5


Total allowance for credit losses (in millions)

Balance, beginning of period             $972   $958       $973
Net charge-offs (recoveries)
  Charge-offs                              19      3         30
  Recoveries                               14      1         19
Total net charge-offs (recoveries)*         5      2         11
Provision for credit losses                 -      -         10
Allowance related to acquisition
 of an affiliate                            -     17          -
Balance, end of period (a)               $967   $973       $972

(a) Allocation**:
     Loans                                      $767       $759
     Other liabilities                           206        213
Balance, end of period                          $973       $972

* Components of Net Charge-offs (Recoveries):
   Secured by real estate                $(1)    $ 2       $(1)
   Real estate related                    (1)      -          -
   Highly leveraged                       (5)      -          7
   Other                                   14      1          5
   Refinancing country                    (2)    (1)          -
Total                                     $ 5    $ 2        $11

** Beginning December 31, 1996, in accordance with the American
Institute of Certified Public Accountant's Banks and Savings Institutions Audit and Accounting Guide, the Corporation has
allocated its total allowance for credit losses as a reduction of loans and as other liabilities related to other credit-related items. The Corporation continues to believe that the total allowance for credit losses is available for credit losses in its
entire portfolio, which is comprised of loans, credit-related commitments, derivatives and other financial instruments.
Due to a multitude of complex and changing factors that are
collectively weighed in determining the adequacy of the
allowance for credit losses, management expects that the allocation of the total allowance for credit losses may be
adjusted as risk factors change. Amounts as of September 30,
1996 have not been restated.
                               13




               BANKERS TRUST NEW YORK CORPORATION
                       130 LIBERTY STREET
                    NEW YORK, NEW YORK 10006



Ronald Hassen
Senior Vice President
(Principal Accounting Officer)


                                   October 24, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

     Accompanying this letter is Bankers Trust New York
Corporation's report on Form 8-K dated October 23, 1997 (the
"Form 8-K"). The Form 8-K is being filed electronically through the EDGAR System.

     If there are any questions or comments in connection with the enclosed filing, please contact the undersigned at 212-250-
4881.

                              Very truly yours,

                              BANKERS TRUST NEW YORK CORPORATION



                              By: RONALD HASSEN
                                  RONALD HASSEN
                                  Senior Vice President
                                 (Principal Accounting Officer)